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EXHIBIT 10.15

                  CONTRACT MANAGEMENT AGREEMENT Likang Shanhai
                 500k RMB Agreement with Lease appendix 20051213


PARTY A: SHANGHAI SHANHAI GROUP
PARTY B: SHANGHAI LIKANG DISINFECTANT HIGH-TECH CO, LTD.

Party A, as one of Party B's shareholders, enjoys the investment return right. At the same time the Party A explicitly pledged that it does not participate in the production management of Party B. While Party B's another shareholder is responsible for Party B's production management. Therefore, unanimously agreed by both sides, it is decided that Party B implemented the contract management to Party A's investment in the enterprise. According to the above, both sides sign this agreement as follows:

1. Party A does not participate in the production management of Party B. Party B is responsible for its independent legal business within authorized business scope.
2. Party B is responsible for the Party A's investment in this enterprise and to guarantee the security and the reasonable repayment of party A's investment.
3. Party A gets annual fixed after-tax returns based on its investments of RMB 500,000 (US $62,500). The returns are calculated as 4 percentage points plus the corresponding period bank floating capital loan datum interest rate.* If party B's distributable profit is lower than this contract sign, the insufficient will be made up by party B's operators by their own fund.
4. As to the portion that surpasses the contract fixed returns, except employee welfare fund that's required by law will be shared by investors when the enterprise is liquidated according to the investment ratio, other distributable profit all will be held by party B and the enterprise's other shareholders.
5. Party B's business operation must abide all the relevant national laws, regulations and policy rules. The enterprise should pay taxes legally and pays each expense. At the same time it should positively develop the market and strengthen the internal management. Within the contract management period, if the enterprise loss for continuously two years, or because the Party B violates the related stipulation to create the economic loss, the Party At is authorized to request the Party B to terminate the contract management. And Party B should compensate the loss by its operator's assets.
6. Within the contract period, Party B should provide the financial statements to Party A in time and accepts the audit by Party A and the Senior authority; When second party recruiting of workers, it should first hire the personnel the Party A recommends.
7. Within the contract period, Party B is responsible for the security, fire protection, and guard against theft work of enterprise's location, building and its periphery. Within the contract period, if there is related accident, Party B is responsible to process and to undertake the responsibility; Party B should accept the government's inspection and the instruction actively.
8.       The contract period is 5 years, from Jan 1, 2005 to Dec 30, 2009.
9. Within Contract period, both sides should strictly abide this agreement. Any side all must undertake the law and the economical responsibility for its own default behavior; if the two parties have the different opinion, they should negotiate the solution as far as possible.
10. As for other matters concerned, the two parties will negotiate separately, and sign the subsidiary agreement. The subsidiary agreement have the same efficacy with this agreement.
11. This agreement has four copies. It becomes effective after both sides sign and seal. Each party holds two copies respectively, which has the same efficacy.

PARTY A:          SHANGHAI SHANHAI GROUP
                  (Signature and Stamp)
                  Weidong Yang
                  Date: January 1, 2005

PARTY B:          SHANGHAI LIKANG DISINFECTANT HIGH-TECH CO, LTD.
                  (Signature and Stamp)
                  Xuelian Bian
                  Date: January 1, 2005

Appendix: Based upon negotiation on December 13, 2005, both parties agreed to the amount of US$9,375 (RMB 75,000) per year as an addition to the office rent.



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